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                                                                    EXHIBIT B-16

                            UNANIMOUS WRITTEN CONSENT
                       IN LIEU OF AN ANNUAL MEETING OF THE
                              BOARD OF DIRECTORS OF
                      COLUMBIA DEEP WATER SERVICES COMPANY
                               DATED JUNE 4, 2001


         The undersigned, being all of the Directors of Columbia Deep Water Services Company, a Delaware corporation (the "Corporation"), do hereby unanimously consent to the adoption of the following recital and resolution in lieu of an annual meeting and pursuant to the authority of Section 141(f) of the Delaware General Corporation Law, and directs the Secretary of the Corporation to file this consent with the minutes of the proceedings of the Board of Directors of the Corporation:

                    RESOLUTION OF DIRECTORS TO AMEND BY-LAWS

         WHEREAS, the directors of the Corporation believe it to be in the best interests of the Corporation to amend the By-Laws to change the date of the annual meeting of the stockholders,

         NOW, THEREFORE, BE IT RESOLVED, that Article I, Section 1.1, of the By-Laws of the Corporation shall be deleted in its entirety and is hereby amended to read as follows:

                  Section 1.1. The annual meeting of the stockholders shall be held on the second Wednesday of April each year, at the hour of 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

         IT IS FURTHER RESOLVED, that the Secretary of the Corporation be and is hereby authorized to revise, amend and restate the By-Laws of the Corporation in their entirety, as attached hereto, so that the By-Laws reflect the amendments indicated above and properly certify the same.


                                   /s/ Catherine G. Abbott
                                   /s/ Terrance L. McGill
                                   /s/ Michael W. O'Donnell

                                   Being all of the Directors of the Corporation